Exhibit 99.(d)(1)(a)

VIRTUS STRATEGY TRUST

FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT, effective as of the [__] day of August 2025, amends that certain Investment Advisory Agreement dated as of February 1, 2021 (the “Agreement”), by and between Virtus Strategy Trust, a Massachusetts business trust (the “Trust”), and Virtus Investment Advisers, LLC (fka Virtus Investment Advisers, Inc.), a Massachusetts corporation (the “Adviser”), as follows:

1.	The revised investment advisory fee for Virtus Global Allocation Fund is hereby set forth on Schedule A to the Agreement. Schedule A is hereby deleted and Schedule A attached hereto is substituted in its place to reflect such revision, and to otherwise update the schedule.

2.	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended.

3.	This Agreement may be executed in any number of counterparts (including counterparts executed and/or delivered electronically) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, electronic signatures and signatures delivered and exchanged electronically shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

VIRTUS STRATEGY TRUST

By:
Name:
Title:

VIRTUS INVESTMENT ADVISERS, LLC

By:
Name:
Title:

VIRTUS STRATEGY TRUST

SCHEDULE A

SERIES AND FEES

As of August [__], 2025

Fund Name	Management Fee (annualized percentage of net assets)
Virtus Convertible Fund	0.57%
Virtus Duff & Phelps Water Fund	0.95%
Virtus Global Allocation Fund	0.10%
Virtus International Small-Cap Fund	1.00%
Virtus Newfleet Short Duration High Income Fund	0.48%
Virtus NFJ Emerging Markets Value Fund	0.85%